UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 11, 2008
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     On September 11, 2008, MetLife, Inc. (the “Company”) issued a press release announcing the final exchange ratio for its exchange offer related to the split-off of Reinsurance Group of America, Incorporated (“RGA”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On September 12, 2008, the Company issued a press release announcing the preliminary results of its exchange offer related to the split-off of RGA. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     In connection with the split-off of RGA, the Company will receive from its stockholders, and record as treasury stock, 23,093,689 shares of the Company’s common stock with a market value of $57.06063 per share and an aggregate market value of $1.3 billion. The Company will deliver to MetLife stockholders 29,243,539 shares of RGA class B common stock (which prior to the recapitalization were RGA common stock) with a book value to MetLife of approximately $1.7 billion at June 30, 2008. Including transaction costs, the Company anticipates a net loss on the disposition of RGA of approximately $0.4 billion to $0.5 billion. The net loss will be finalized upon determination of the final book value of RGA as of September 11, 2008. Additionally, effective with the closing of the exchange offer, the results of RGA will become discontinued operations and the Company’s reinsurance segment will be eliminated. The Company’s Form 10-Q for the period ending September 30, 2008 will reflect the initial presentation of such changes.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

99.1	Press release of MetLife, Inc., dated September 11, 2008, announcing the final exchange ratio for its exchange offer related to the split-off of RGA.

99.2	Press release of MetLife, Inc., dated September 12, 2008, announcing the preliminary results of its exchange offer related to the split-off of RGA.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: September 12, 2008

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT
99.1	Press release of MetLife, Inc., dated September 11, 2008, announcing the final exchange ratio for its exchange offer related to the split-off of RGA.

99.2	Press release of MetLife, Inc., dated September 12, 2008, announcing the preliminary results of its exchange offer related to the split-off of RGA.